UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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On March 28, 2018, representatives of American Realty Capital New York City REIT, Inc. (the “Company”) held a webinar regarding the matters to be submitted for approval to the Company’s stockholders at the Company’s 2018 annual meeting of stockholders. The presentation and related script used in connection with the webinar are set forth below.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT 2018 Annual Proxy Presentation

2 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1A. Risk Factors” in American Realty Capital New York City REIT, Inc.’s (“ARC NYCR” or the “Company”) Annual Report on Form 10 - K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 19, 2018. Forward - Looking Statements This presentation may contain forward - looking statements. You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Report on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements.

3 2018 Annual Stockholder Meeting ▪ The election of Abby Wenzel who is nominated for Class I Director ▪ Three charter amendment proposals to make our charter more consistent with those of publicly traded REITs. ▪ The ratification of the appointment of KPMG as our independent registered accounting firm for 2018 A minimum of 50% of shares outstanding as of the record date must vote to approve each charter amendment proposal in order for each proposal to pass. Our 2018 Annual Stockholder Meeting Proposals Include EVERY VOTE MATTERS! There are 13,650 stockholders who collectively own the 31,481,650 shares eligible to vote in connection with the meeting.

4 Board Recommendation* Why are we seeking approval of proposals to amend and restate our Charter? ▪ Our Board of Directors unanimously recommends a vote “FOR” the proposals to amend our Charter because the Amended Charter : ▪ Removes provisions that are not typically set forth in the charters of listed REITs and which could otherwise prevent us from pursuing opportunities that we deem to be advantageous or impose obligations that could add to our costs or prevent us from responding quickly to such opportunities and makes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in our Charter resulting from the deletion of the NASAA - mandated provisions ▪ Deletes provisions regarding the Company’s duration that could limit our flexibility in pursuing a liquidity event ; and ▪ Revises provisions regarding ownership and transfer restrictions and makes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in our Charter resulting from these changes in the ownership and transfer restrictions . *See proxy statement filed with the SEC for full details

5 Charter Change Proposals Proposal 2 . A - Amendments to Eliminate NASAA REIT Guideline Provisions ▪ In offerings that are subject to state regulation, most states hold real estate investment trusts like ARC NYCR to a set of guidelines developed by the North American Securities Administrators Association (the “NASAA Guidelines”) . As a result, ARC NYCR’s current charter includes a number of limitations and requirements that are imposed by the NASAA Guidelines that are not typically found in the charters of publicly - traded REITs . ▪ ARC NYCR stopped raising capital in its primary offering in May 2015 and does not intend to raise additional capital publicly as a non - listed company in the future . Therefore, it is no longer necessary that the company’s charter conform to the requirements of the NASAA Guidelines . The board believes that, as a Maryland corporation, it is important that ARC NYCR adopt a charter which is governed exclusively by Maryland law . The overall charter amendments would continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under the Maryland General Corporation Law (“MGCL”) . The ARC NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the company’s and shareholders’ best interest .

6 Charter Change Proposals - Continued Proposal 2.B - Amendment to Eliminate Duration of the Company Provision ▪ ARC NYCR’s current charter includes provisions related to the Company’s duration that may limit the Company’s flexibility in pursuing a liquidity event . The Amended Charter deletes the provisions regarding duration entirely . This does not change the fact that currently the expected timing of a liquidity event remains to be up to six years after the May 2015 close of the Company’s initial offering . Proposal 2.C - Amendments to Revise Certain Ownership and Transfer Restrictions and Certain Other Corresponding Ministerial Changes ▪ ARC NYCR’s current charter contains certain ownership and transfer restrictions in order to allow it to maintain its REIT qualification under the Internal Revenue Code of 1986 , as amended . The Amended Charter revises certain of these restrictions to conform with practices that have evolved in the charters of REITs similar to ARC NYCR and includes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in ARC NYCR’s charter resulting from these changes in the ownership and transfer restrictions .

7 Significance of Charter Changes Why are the proposed charter changes important to stockholders and to the company now? 2 1 ARC NYCR Life Cycle 3 Offering Stage Operational Stage Liquidity Stage ▪ ARC NYCR and other public nonlisted REITs must comply with federal and state securities laws in order to offer securities in an IPO . The state securities laws are promulgated under the NASAA Guidelines . ▪ While our capital raise has been completed, our charter still contains provisions that are redundant, or may conflict, with provisions and protections contained in Maryland law . ▪ Because our charter currently differs from the charters of publicly - listed REITs (which are generally governed by Maryland corporate law) there are ambiguities or uncertainties in interpreting our charter and, in some cases that could affect our ability to operate our business and advance our strategic objectives . ▪ Shareholder approval is required under Maryland law for a number of potential corporate actions, including a sale of the company or dissolution of its assets . Although some aspects of our current charter provide stockholders with certain rights and protections, we believe that those ove rall provisions could have an adverse effect on us by unnecessarily limiting our strategic and operational flexibility and prevent ing us from being able to respond quickly to changing circumstances or take advantage of new opportunities.

8 Industry Practice Have similar charter changes been proposed and/or adopted after stockholder approval by other non - traded REITs and BDCs? Yes. Please see below for examples of companies who have proposed and passed similar charter changes REIT Annual Meeting Year Approved? Inland Western (RPAI) 2010 Yes CB Richard Ellis (Chamber Street) 2013 Yes FS Investment Corp. 2013 Yes Griffin - American Healthcare II 2013 Yes Strategic Storage Trust 2014 Yes Phillips Edison Grocery Center REIT I, Inc. (now Phillips Edison & Company, Inc.) 2014 Yes Healthcare Trust, Inc. 2015 Yes Carter Validus Mission Critical 2016 Yes American Finance Trust 2016 Yes CNL Healthcare 2016 Yes Realty Finance Trust 2016 Yes Benefit Street Partners Realty Trust, Inc. 2017 Yes Business Development Corporation of America 2017 Yes Griffin Capital Essential Asset REIT, Inc. 2017 Yes

9 Proxy Materials Designed for Financial Advisors Sample Letter for FA’s to send to their clients Proxy Awareness Postcards mailed to stockholders Stockholder Letter that accompanies Proxy Statement mailing

10 Property Portfolio 1140 Avenue of Americas 123 William Street 9 Times Square 200 Riverside Parking Garage The Hit Factory Laurel Commercial Condominiums

11 What do I do next? Your vote matters and is important no matter how many shares you own. Please vote promptly so your vote can received prior to the 2018 Annual Meeting of Stockholders.

12 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 19 , 2018 . • We have a limited operating history which makes our future performance difficult to predict ; • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our “Advisor”) and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”) ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area (“MSA”), especially New York City ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes (“REIT”) ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the “SRP”) and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives, or pay distributions with cash flows from operations ; • We may be deemed to be an investment company under the Investment Company Act of 1940 , as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act ; and • As of December 31 , 2017 , we owned only six properties and therefore have limited diversification .

13 NewYorkCityREIT.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com

APPENDIX – Summaries of Charter Change Proposals

15 Amendments to Eliminate NASAA REIT Guideline Provisions ▪ Deletion of definitions in Article IV that are no longer applicable as a result of the removal of certain provisions in the Amended Charter . ▪ Deletion of language in Section 5 . 2 (ii) and Section 5 . 3 regarding the requirement that voting rights for any shares of Common Stock sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a share of Common Stock sold in a public offering as the consideration paid to us for each privately offered share bears to the book value of each outstanding share sold in a public offering . ▪ Deletion of Section 5 . 7 regarding the prohibition of issuance of stock certificates . ▪ Deletion of Section 5 . 8 regarding suitability and minimum investment of stockholders . ▪ Deletion of Section 5 . 14 regarding the ability of our Board of Directors to establish a share repurchase program . ▪ Deletion of Section 5 . 15 regarding the ability of our Board of Directors to establish a distribution reinvestment plan . ▪ Revisions to Section 6 . 1 to eliminate the requirement that only independent directors may nominate replacements for vacancies among the independent director positions and to eliminate the reference to each director being elected annually . ▪ Deletion of Section 6 . 2 regarding the required experience of directors . ▪ Deletion of Section 6 . 3 regarding the ability of our Board of Directors to establish committees and requiring a majority of the members of each committee to be independent directors . ▪ Deletion of Section 6 . 4 regarding the term of directors . ▪ Deletion of Section 6 . 5 regarding the directors’ fiduciary obligation to the Company and their fiduciary duty to supervise the relationship of the Company and the Advisor . ▪ Deletion of language in Section 7 . 1 regarding the responsibility of the Board of Directors to monitor the administrative procedures, investment operations and performance of the Company and our advisor to assure that our policies on investments and borrowings are carried out . ▪ Deletion of language in Section 7 . 2 that required approval by a majority of the independent directors of any offering of preferred stock . ▪ Deletion of language in Section 7 . 5 regarding conflicts between the MGCL and the Guidelines . ▪ Deletion of Section 7 . 6 regarding a stockholder’s ability to vote on certain matters . ▪ Deletion of Section 7 . 7 regarding matters that must be approved by a majority of the independent directors . ▪ Deletion of all provisions in Article VIII required by the Guidelines regarding the Company’s relationship with the Advisor, including the following : appointment and initial investment of the Advisor ; supervision of the Advisor by the Board of Directors ; fiduciary obligations of the Advisor to the Company and stockholders ; termination of the Advisory Agreement ; disposition fee on sale of property ; incentive fees ; limitations on organization and offering expense reimbursements ; acquisition fees ; annual subordinated performance fee ; reimbursement for total operating expenses ; and other limitations on reimbursements ▪ Deletion of Article IX in its entirety regarding the Company’s investment objectives and limitations, including the following : the requirement to review the investment policies of the Company ; limitations on certain investments ; limitations on the issuance of certain securities ; limitations on loans ; and limitations on leverage . ▪ Deletion of Article X in its entirety regarding conflicts of interest and limitations on transactions with affiliates . ▪ Deletion of Section 11 . 1 regarding requirements for meetings of stockholders, including the requirement to call a special meeting of stockholders upon the written request of stockholders entitled to cast not less than 10 % of the votes entitled to be cast on any issue proposed to be considered at the special meeting . ▪ Deletion of Section 11 . 2 regarding voting rights of stockholders and a stockholder’s ability to vote on certain matters . ▪ Deletion of Section 11 . 4 regarding voting limitations on shares held by our advisor, directors and affiliates . ▪ Deletion of Section 11 . 5 regarding a stockholder’s right to inspect the books and records of the Company . ▪ Deletion of Section 11 . 6 regarding a stockholder’s ability to access the stockholder list . ▪ Deletion of Section 11 . 7 regarding the Company’s requirement to mail specific reports to its stockholders at the end of the fiscal year . ▪ Deletion of language in Section 12 . 1 requiring the issuance of only non - assessable shares . ▪ Expansion of the Company’s exculpation and indemnification of its officers and directors to the maximum extent permitted by Maryland law . ▪ Expansion of the Company’s obligation to advance defense expenses to a director or officer to the maximum extent permitted by Maryland law . ▪ Elimination of limits (other than those imposed by Maryland law) on the Company’s ability to indemnify our advisor or advance defenses expenses to our advisor . ▪ Deletion of Article XIV regarding limitations on roll - up transactions . Summary of Specific Proposal 2.A Changes Listed below, in summary form, are the specific changes that will be made to our current Charter if Proposal 2.A is approved by our stockholders at the Annual Meeting. This does not identify certain immaterial changes. Proposed Charter Changes - Proposal 2.A

16 ▪ If adopted, this proposal would delete Article XV of our current Charter entirely . This article requires, subject to stockholder approval and unless postponed, the liquidation of the Company if the Board of Directors has not pursued a Liquidity Event (as defined in the Charter) by the sixth anniversary of the termination of the Company’s IPO . We believe that the timing of any Liquidity Event we pursue should be based on when our Board of Directors has determined it to be in our best interest rather than an inflexible and arbitrary deadline . Amendment to Eliminate Duration of the Company Provision Proposed Charter Changes - Proposal 2.B

17 ▪ In order to maintain the Company’s REIT qualification under the Code, (i) any five individuals, as defined under the Code, may not own 50 % or more of the shares of the Company’s stock and (ii) the Company must have at least 100 stockholders, during specified periods of time . In addition, the Code imposes limitations on stock ownership by the Company, and its affiliates, of the Company’s tenants . To help assure that the Company meets these requirements and thereby preserves the value of the Company’s REIT qualification for all our stockholders (among other purposes), the Charter has included ownership and transfer restrictions for the Company’s stock since the time we were formed and first raised capital . Although we believe that no violation of the aforementioned stock ownership limitations for REITs under the Code has occurred under the current Charter, we also believe the proposed amendments to the ownership and transfer restrictions for our stock accord with practices that have evolved in the charters of REITs similar to the Company and will help to further mitigate any risk to the Company’s REIT qualification . Under the current Charter, the general ownership limit is set as 9 . 8 % in value of the aggregate of our outstanding stock and 9 . 8% (in value or in number of shares, whichever is more restrictive) of any class or series of our stock, and we are not proposing to amend that general limit at this time . However, if adopted, this proposal would make certain clarifying edits to the definitions and provisions of Section 5 . 9 of the Charter . ▪ The Amended Charter also reflects a number of other corresponding changes and modifications of a ministerial nature that are necessary in view of the changes being proposed under Proposal 2 . C . These changes and modifications include, among other things, deletion and revision of definitions, references and cross - references and other provisions that would no longer be applicable to us or that need to be updated, and the necessary re - numbering and lettering of remaining provisions . Amendments to Revise Certain Ownership and Transfer Restrictions and Certain Other Corresponding Ministerial Changes Proposed Charter Changes - Proposal 2.C

Slide 3: 2017 Annual Stockholder Meeting

Good afternoon and welcome to the 2018 Annual Proxy Presentation for American Realty Capital New York City REIT (or NYCR). This is Mike Weil, CEO of NYCR, and I’d like to thank everyone for joining today’s webinar.

Today, I will review the proposals in this year’s proxy, the reasons that the board recommends that stockholders vote to approve the charter amendments, and will provide instructions on how stockholders may easily vote their shares after reviewing the proxy materials.

On slide 3 you’ll find a summary of the three main topics of NYCR’s proxy, which are the election of Abby Wenzel who is nominated for Class I Director, three charter amendment proposals to make our charter more consistent with those of publicly traded REITs and the ratification of the appointment of KPMG as our independent registered accounting firm for 2018. In addition to this presentation, a review of the charter amendments begins on page 27 of the proxy statement that was sent to all shareholders and is available on our website.

May 31, 2018 is the date of the annual shareholder meeting. A minimum of 50% of shares outstanding as of the record date must vote FOR each charter change proposal in order for that proposal to be approved.

Slide 4: Board Recommendation

The NYCR Board of Directors has recommended that stockholders vote “for” for all proposals this year, including the election of Abby Wenzel, the appointment of KPMG, and three proposals concerning charter amendments.

To provide some background on our operating history, NYCR broke escrow in May of 2014 and closed to new investments in May of 2015. Over the life of the company we have acquired six properties consisting of approximately 1 million square feet located in New York City. Our board and management team continue to execute the company’s business plan of acquiring a high quality portfolio of New York City commercial real estate and managing the portfolio to best position the company for a successful liquidity event in the timeframe which was outlined during the initial offering.

In the context of this year’s proposed charter amendments, we believe that these changes will better position the company as our board begins to evaluate potential liquidity alternatives. The amended charter makes NYCR more consistent with publicly traded REITS, removes certain restrictions on our pathway to liquidity and also provides the flexibility needed to operate as a potentially publicly traded entity.

When NYCR first became registered, our charter was designed to be consistent with other non-traded REITs that operate under North American Securities Administrators Association (or NASAA) guidelines and satisfy requirements imposed by state securities administrators. We believe that the limitations included in the current charter, included under NASAA guidelines, create interpretive questions resulting in uncertainty which could impair our ability to operate as we move forward. By removing the NASAA-mandated provisions and making our charter more consistent with Maryland General Corporate Law (or the MGCL), we believe our charter will be comparable to publicly traded REITs and provide us more flexibility as we look to accomplish the company’s objectives.

Slide 5: Charter Change Proposals

I’d like to spend time clarifying the proposals related to charter changes and explain why the Board has recommended a “FOR” vote for all proposals and what this means for shareholders.

Proposal 2.A relates to the elimination of NASAA REIT guideline provisions and specifically to a number of limitations and requirements that are not typically found in charters of publicly-traded REITs. We believe that the Amended Charter will continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under the MGCL. The NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the company’s and shareholders’ best interest.

Slide 6: Charter Change Proposals

Proposal 2.B is an amendment to eliminate the duration of the company provision. NYCR’s current charter includes provisions related to its duration that may limit the company’s flexibility in pursuing a liquidity event. The Amended Charter deletes the provisions regarding duration entirely. This does not change the fact that currently the expected timing of a liquidity event remains to be up to six years after the May 2015 close of our initial offering.

Proposal 2.C relates to revising certain ownership and transfer restrictions. We believe the proposed amendments are consistent with practices that have evolved in the charters of REITs similar to us and will help to further mitigate any risk to the Company’s REIT qualification.

As discussed earlier, NASAA guidelines contain provisions that are redundant, or may conflict, with the MGCL and provisions that are inconsistent with the charters of most publicly-traded REITs.

Slide 7: Significance of Charter Changes

Turning to slide 7, you’ll see here the life cycle of NYCR and how it is affected by different regulations in each stage. As mentioned, like other non-traded REITs, during the offering and operational stage NYCR is governed by NASAA guidelines that may be redundant or conflict with MGCL. As non-traded REITs have typically done as they progress from the operational stage to the liquidity stage, NYCR is proposing charter amendments to bring its charter in line with other publicly traded REITs, provide operational flexibility and advance its strategic objectives. It should be noted that even with the recommended approval of these charter changes, a shareholder vote is still required before the sale or merger of the company or a liquidation of the assets could take place.

Slide 8: Industry Practice

We’d like to stress that charter proposals for non-traded REITs that are positioning for liquidity and thereby looking to adopt a charter more consistent with MGCL is commonplace in the industry. Here, you’ll find a list of other non-traded offerings that have proposed and passed similar charter changes.

Slide 9: Proxy Materials Designed for Financial Advisors

On slide 9, you’ll see materials that we provided financial advisors during the week of March 19th.

This information includes links to the proxy materials and annual report, copies of the proxy awareness postcards we mailed to all stockholders, a letter which will accompany the proxy materials mailed to shareholders during the week of March 26th and a letter about the proxy materials that we encourage financial advisors to use with clients.

The letter template, mentioned above, is a service for financial advisors who have asked for a communication that they may use with clients about the annual meeting and the importance of every shareholder’s vote. We are happy to work with you to populate the letter with shareholder name and address information for each of your clients who own NYCR shares.

Slide 10: Property Portfolio

Slide 10 shows property pictures and a map of the location of the six assets in the NYCR portfolio. As you can see here, all six assets are located in Manhattan.

Slide 11: What do I do next?

As you can see on slide 11, there are a number of ways to cast your vote for this year’s Annual Meeting.

1.	Vote by calling Alliance Advisors, our proxy agent. Please note you can speak to a voting specialist live at 1-855-976-3323. Or, if you have your control number available for reference you can use the automated line at 1-800-690-6903.
2.	You can also vote online at www.proxyvote.com/NYCR at any time prior to 11:59 p.m. Eastern Time on May 30, 2018, and follow the instructions provided on the proxy card.
3.	Stockholders may also submit their votes by proxy by mail by completing, signing, dating and returning their proxy card.

We thank all stockholders in advance for voting in advance of our Annual Meeting this year. We also welcome you and your clients to join our webcast next Wednesday, April 4th at 1:30pm Eastern for a discussion on our Fourth Quarter 2017 results.

Please call our Investor Services line at 866-902-0063 for more details or if you have any further questions.

Thank you for your time today.

Commencing March 28, 2018, the telephone script set forth below is expect to be used by representatives of the Company’s proxy solicitor in connection with the Company’s 2018 annual meeting of stockholders.

Solicitation Script

Fund Name	Meeting Date
American Realty Capital New York City REIT	5/31/2018

Toll Free Number: 855-976-3323

Inbound Greeting:

Thank you for calling the American Realty Capital New York City REIT proxy information line. My name is <Agent Name>. How may I assist you today?

Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. , my name is <Agent Name>, and I am calling regarding your American Realty Capital New York City REIT investment. The company thanks you for your investment and support. This year we want to make sure the voice of every shareholder is heard on the proxy proposals that will help American Realty Capital New York City REIT consider the broadest set of strategic alternatives it might pursue as it prepares to provide liquidity for stockholders in the future.

The Board asks that you support three key proposals that are important to New York City REIT’s operations and to its future pursuit of strategic objectives. Your board has recommended a vote IN FAVOR of the proposals presented for shareholder approval this year.

I can review each of the proposals with you in detail if you have questions about any of them. You may also vote your proxy by phone with me now.

(review the charter change proposals by using the more detailed language about each provided below):

The American Realty Capital New York City REIT Board has unanimously recommended that shareholders approve the following three proposals related to charter change amendments:

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2.a. NASAA REIT Guidelines - Because NYCR’s initial public offering was a non-listed offering it was required to register with the state securities administrators in each state in which it desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts like NYCR to a set of guidelines developed by the North American Securities Administrators Association (“NASAA Guidelines”). As a result, NYCR’s current charter includes a number of limitations and requirements that are imposed by the NASAA Guidelines that are not typically found in the charters of publicly-traded REITs. Because NYCR stopped raising capital in its primary offering in May 2015 and does not intend to raise additional capital publicly as a non-listed company in the future, it is no longer necessary that the company’s charter conform to the requirements of the NASAA Guidelines. The board believes that, as a Maryland corporation it is important that NYCR adopt a charter which is governed exclusively by Maryland law.

The overall charter amendments would continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under the Maryland General Corporation Law guidelines. The NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the company’s and shareholders’ best interest.

2.b. Duration –NYCR’s current charter includes provisions related to its duration that may limit the company’s flexibility in pursuing a liquidity event. The Amended Charter deletes the provisions regarding duration entirely. This does not change the fact that currently the expected timing of a liquidity event remains to be up to six years after the May 2015 close of the Company’s initial offering.

2.c. Transfers – NYCR’s current charter contains certain ownership and transfer restrictions in order to allow it to maintain its REIT qualification under the Internal Revenue Code of 1986. The amended charter revises certain of these restrictions in accord with practices that have evolved in the charters of REITs similar to NYCR and includes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in NYCR’s charter resulting from these changes in the ownership and transfer restrictions.

Your board has recommended a vote IN FAVOR of the proposals presented for stockholder approval this year. How would you like to vote today?

Voting:

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

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Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 855-976-3323.

Mr./Ms. <Stockholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. , my name is <Agent Name>, and I am calling regarding your American Realty Capital New York City REIT investment. Due to the lack of stockholder participation, the Annual Meeting of Stockholders has been adjourned to _______________. Your account(s) is/are currently unvoted.  You may vote your proxy by phone with me now.  Your board has recommended a vote IN FAVOR of the proposals presented for stockholder approval this year. How would you like to vote today?

If Unsure of voting /Doesn’t want to vote along with recommendations of the Board:

Every vote matters and as a valued and supportive shareholder in American Realty Capital New York City REIT, your participation in this process is important and appreciated. You always have the opportunity to amend your vote before the meeting.

The American Realty Capital New York City REIT Board of Directors is recommending that you support a proposal to amend the company’s Charter.

The board believes that the recommended charter amendments will give the company important flexibility as it begins to consider strategic alternatives.

The limitations in NYCR’s current Charter create uncertainty that could impair its ability to operate effectively.

To achieve the best results for shareholders in the rapidly changing investment landscape, the company and the shareholders will benefit from the additional flexibility which these charter changes will allow. The recommended Charter changes are critical to achieving the company’s long term goals of pursuing a successful liquidity transaction for stockholders.

Your board has recommended a vote IN FAVOR of the proposals presented for stockholder approval this year. How would you like to vote today?

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If shareholder is undecided because he/she must speak with their significant other (shareholder not sure)

Yes, sir/ma’am – I understand that you are undecided at this time. What is the best time to reach you once you have spoken to your (husband/wife), so we may cast your vote in time for the meeting? (notate time to best reach out to shareholder for return call and inform supervisor of call back if needed)

If shareholder is undecided because he/she must speak with their advisor:

(undecided - waiting on advisor)

I understand. I am happy to reach out to your advisor or to participate in a call with both of you to discuss the proposals. Would you like me to reach out to your advisor to set a call?

If yes, offer to set a call after speaking with the advisor and confirming that the advisor has spoken with the stockholder.

Please provide us with the name and contact number for your advisor and I will set a call.

Once we review the proposals with him/her, we will contact you to confirm that we have spoken with him/her and that you have also had a chance to talk with him/her. At that point we will ask you to vote your shares. As a reminder your vote is very important and voting will take only a couple of minutes.

If need a new set of materials:

I can email you the proxy materials for you review again. In the meantime, I can review the proposals with you.

(review the proposals below)

The American Realty Capital New York City REIT Board has unanimously recommended that shareholders approve the following three proposals related to charter change amendments:

2.a. NASAA REIT Guidelines - Because NYCR’s initial public offering was a non-listed offering it was required to register with the state securities administrators in each state in which it desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts like NYCR to a set of guidelines developed by the North American Securities Administrators Association (“NASAA Guidelines”). As a result, NYCR’s current charter includes a number of limitations and requirements that are imposed by the NASAA Guidelines that are not typically found in the charters of publicly-traded REITs. Because NYCR stopped raising capital in its primary offering in May 2015 and does not intend to raise additional capital publicly as a non-listed company in the future, it is no longer necessary that the company’s charter conform to the requirements of the NASAA Guidelines. The board believes that, as a Maryland corporation it is important that NYCR adopt a charter which is governed exclusively by Maryland law.

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The overall charter amendments would continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under the Maryland General Corporation Law guidelines. The NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the company’s and shareholders’ best interest.

2.b. Duration –NYCR’s current charter includes provisions related to its duration that may limit the company’s flexibility in pursuing a liquidity event. The Amended Charter deletes the provisions regarding duration entirely. This does not change the fact that currently the expected timing of a liquidity event remains to be up to six years after the May 2015 close of the Company’s initial offering.

2.c. Transfers – NYCR’s current charter contains certain ownership and transfer restrictions in order to allow it to maintain its REIT qualification under the Internal Revenue Code of 1986. The amended charter revises certain of these restrictions in accord with practices that have evolved in the charters of REITs similar to NYCR and includes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in NYCR’s charter resulting from these changes in the ownership and transfer restrictions.

Your board has recommended a vote IN FAVOR of the proposals presented for stockholder approval this year. We look forward to receiving your vote and will follow up with you next week if we do not see the vote come in before then.

If they don’t want proposals reviewed:

May I have your email address to send you the proxy materials?

<If yes, enter the email address in the notes and read it back phonetically to the stockholder.>

Thank you.  You should receive the proxy materials shortly, and you may contact us at

855-976-3323 to cast your vote.

(If shareholder states that they want to vote online or other means)

•	If you have your control number available for reference and prefer to use an automated system, please dial 1-800-690-6903 and have the control number listed on the proxy card provided to you available for reference when using the touch tone system. You may also cast your vote at www. Proxyvote.com/nycr.

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If Not Interested:

I am sorry for the inconvenience. I will ask that a company representative call you to help you with your questions.

As a shareholder, your vote is very important, and each year the company goes through the proxy process to gather shareholder votes. Every vote, no matter how many shares are held, matters and your participation with other shareholders in this process is important and greatly appreciated. We ask that you take the few minutes needed to cast your vote this year and support this process [as you have in past years].

Due to the critical nature of the proxy process you will continue to receive communications regarding this meeting until a vote is recorded. The proxy process affords you the opportunity to actively participate in important decisions which require a shareholder vote.

The Board believes the amendments will bring the Company’s charter more in line with those of publicly traded REITs and, as a result, will better position the Company to access a broader set of possible liquidity alternatives in the future. A charter governed by Maryland General Corporation law includes important stockholder protections. As a result, the NYCR amended charter will continue to be governed by the features and limits that Maryland law imposes on REITs while removing the redundant or conflicting charter provisions required by NASAA while a public, non-listed offering is conducted. Moving to a charter governed by Maryland law is a natural progression that many public non-traded REITs have made once their initial public non-listed offerings are completed.

(review the charter change proposals by using the more detailed language about each provided below):

The American Realty Capital New York City REIT Board has unanimously recommended that shareholders approve the following three proposals related to charter change amendments:

2.a. NASAA REIT Guidelines - Because NYCR’s initial public offering was a non-listed offering it was required to register with the state securities administrators in each state in which it desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts like NYCR to a set of guidelines developed by the North American Securities Administrators Association (“NASAA Guidelines”). As a result, NYCR’s current charter includes a number of limitations and requirements that are imposed by the NASAA Guidelines that are not typically found in the charters of publicly-traded REITs. Because NYCR stopped raising capital in its primary offering in May 2015 and does not intend to raise additional capital publicly as a non-listed company in the future, it is no longer necessary that the company’s charter conform to the requirements of the NASAA Guidelines. The board believes that, as a Maryland corporation it is important that NYCR adopt a charter which is governed exclusively by Maryland law.

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The overall charter amendments would continue to preserve certain shareholder rights in an approach that moves from those provisions that are mandated by the NASAA Guidelines to those which follow best practices provided for under the Maryland General Corporation Law guidelines. The NYCR board would uphold a standard of conduct that is imposed by the MGCL, and would continue to be charged with making decisions deemed to be in the company’s and shareholders’ best interest.

2.b. Duration –NYCR’s current charter includes provisions related to its duration that may limit the company’s flexibility in pursuing a liquidity event. The Amended Charter deletes the provisions regarding duration entirely. This does not change the fact that currently the expected timing of a liquidity event remains to be up to six years after the May 2015 close of the Company’s initial offering.

2.c. Transfers – NYCR’s current charter contains certain ownership and transfer restrictions in order to allow it to maintain its REIT qualification under the Internal Revenue Code of 1986. The amended charter revises certain of these restrictions in accord with practices that have evolved in the charters of REITs similar to NYCR and includes certain other corresponding ministerial changes either for clarification purposes or consistency with other provisions in NYCR’s charter resulting from these changes in the ownership and transfer restrictions.

Your board has recommended a vote IN FAVOR of the proposals presented for stockholder approval this year. How would you like to vote today?

If shareholder is still “Not Interested”

(shareholder will not vote or refuses review of proposals)

I will ask a company representative to call you to discuss your questions.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and, I am calling regarding American Realty Capital New York City REIT. You should have received proxy materials electronically or in the mail concerning the meeting being held on May 31st, 2018.

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Your vote is very important.

[IF VOTED LAST YEAR] Last year, you supported American Realty Capital New York City REIT, and we ask for your support again this year.

Internet and telephone voting are available for your convenience. To vote over the Internet, please follow the instructions provided in the proxy materials provided for your consideration. You may also sign, date and promptly mail your proxy card in the postage-paid envelope provided. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-976-3323, and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Every vote matters and your participation with other stockholders in the process is important and appreciated. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is Alliance Advisors calling with an important message concerning the investment you hold in American Realty Capital New York City REIT. You should have received proxy material electronically or in the mail concerning the meeting of shareholders scheduled for May 31st, 2018. Your vote is very important. Internet and telephone voting are available for your convenience. To vote over the Internet, please follow the instructions provided in the proxy materials provided for your consideration. You may also sign, date and promptly mail your proxy card in the postage-paid envelope provided. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-976-3323, and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Every vote matters and your participation with other shareholders in the process is important and appreciated. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling Alliance Advisors, proxy agent for American Realty Capital New York City REIT. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling. Our proxy specialists are currently assisting other stockholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

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